Exhibit 10.1

FORM OF AWARD AGREEMENT – INCENTIVE STOCK OPTION

SG BLOCKS, INC.
INCENTIVE STOCK OPTION AGREEMENT

Notice of Stock Option Grant

SG Blocks, Inc., a Delaware corporation (the “Company”), grants to the Grantee named below, in accordance with the terms of the SG Blocks, Inc. Stock Option Plan (the “Plan”) and this Incentive Stock Option Agreement (this “Agreement”), an option (the “Stock Option”) to purchase the number of Shares at the exercise price per share (“Exercise Price”) as follows:

Name of Grantee:	______________________________

Number of Shares:	______________________________

Exercise Price:	$____ per Share

Date of Grant:	______________________________

Vesting Dates:	______________________________

Terms of Agreement

1.            Grant of Stock Option. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee as of the Date of Grant this Stock Option to purchase the number of Shares at the Exercise Price as set forth above. This Stock Option is intended to be, and shall be treated as, an “incentive stock option” within the meaning of that term under Section 422 of the Code.

2.            Vesting of Stock Option.

(a)       Unless and until terminated as hereinafter provided, the Stock Option shall vest and become exercisable as follows:

(b)       Notwithstanding the provisions of Section 2(a), the Stock Option will become immediately vested and exercisable in full if, prior to the applicable Vesting Date: (i) the Grantee’s employment with the Company and its Subsidiaries terminates by reason of the Grantee’s death or “Disability” (defined as permanent and total disability within the meaning of Section 22(e)(3) of the Code); or (ii) the Grantee’s employment is terminated within two years after a Change in Control: (A) by the Company and its Subsidiaries without Cause and not as a result of Disability; or (B) by the Grantee for Good Reason (defined as in Section 2(c) of this Agreement).

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(c)       For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without the Grantee’s consent: (i) a material reduction of the Grantee’s annual base salary; (ii) a material reduction in the Grantee’s title, authority, responsibilities or reporting relationship as in effect immediately prior to the Change in Control; or (iii) the Company’s requirement that in order to perform his obligations to the Company, the Grantee must relocate his residence to a location more than 50 miles from the Grantee’s principal office location immediately prior to a Change in Control. A termination of the Grantee’s employment by the Grantee shall not be deemed to be for Good Reason unless (A) the Grantee gives notice to the Company of the existence of the event or condition constituting Good Reason within 60 calendar days after such event or condition initially occurs or exists, and (B) the Company fails to cure such event or condition within 30 calendar days after receiving such notice.

(d)       For purposes of this Agreement, the continuous employment of the Grantee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company and its Subsidiaries, by reason of the transfer of his employment among the Company and its Subsidiaries or a leave of absence approved by the Board.

3.            Forfeiture of Stock Option.

(a)       To the extent that the Stock Option has not yet vested pursuant to Section 2 above, it shall be forfeited automatically without further action or notice if the Grantee ceases to be employed by the Company and its Subsidiaries prior to the applicable Vesting Date other than as provided in Section 2(b).

(b)       The provisions of Section 13 of the Plan regarding forfeiture of Awards shall apply to the Stock Option and any Shares delivered hereunder. This Section 3(b) shall survive and continue in full force in accordance with its terms notwithstanding any termination of the Grantee’s employment or the exercise of the Stock Option as provided herein.

4.            Exercise of Stock Option.

(a)       To the extent that the Stock Option has become vested and exercisable in accordance with this Agreement, it may be exercised in whole or in part from time to time by written notice to the Company stating the number of whole Shares for which the Stock Option is being exercised, the intended manner of payment, and such other provisions as may be required by the Company. The Stock Option may be exercised, during the lifetime of the Grantee, only by the Grantee, or in the event of his legal incapacity, by his guardian or legal representative acting on behalf of the Grantee in a fiduciary capacity under state law and/or court supervision. If the Grantee dies before the expiration of the Stock Option, all or part of this Stock Option may be exercised (prior to expiration) by the personal representative of the Grantee or by any person who has acquired this Stock Option directly from the Grantee by will, bequest or inheritance, but only to the extent that the Stock Option was vested and exercisable upon the Grantee’s death.

(b)       The Exercise Price is payable in cash or by certified or cashier’s check or other cash equivalent acceptable to the Board payable to the order of the Company.

5.            Term of Stock Option. Subject to Section 3(b) hereof, the Stock Option will terminate on the earliest of the following dates (the “Expiration Date”):

(a)       Twelve months after the termination of the Grantee’s employment as a result of death or Disability;

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(b)       Immediately upon termination of the Grantee’s employment by the Company for Cause;

(c)       90 days after the termination of the Grantee’s employment for any other reason; or

(d)       Midnight on the day immediately preceding the tenth anniversary (or the fifth anniversary, if the Grantee is a Ten Percent Stockholder) of the Date of Grant.

6.            Delivery of Shares. Subject to the terms and conditions of this Agreement and the Plan, Shares shall be issuable to the Grantee as soon as administratively practicable following the date the Grantee (a) exercises the Stock Option in accordance with Section 4 hereof, (b) makes full payment to the Company of the Exercise Price and (c) makes arrangements satisfactory to the Company (or any Subsidiary, if applicable) for the payment of any required withholding taxes related to the exercise of the Stock Option. The Grantee shall not possess any incidents of ownership (including, without limitation, dividend or voting rights) in the Shares until such Shares have been issued to the Grantee in accordance with this Section 6.

7.            Transferability. The Stock Option may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee; provided that the Grantee’s rights with respect to such Stock Option may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 7 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Stock Option.

8.            Restrictions on Resale. Unless and until registered under the Securities Act of 1933, as amended (the “Securities Act”), any Shares purchased pursuant to the Stock Option will be illiquid and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, any such Shares may be sold only in compliance with the registration requirements of the Securities Act or an exemption therefrom and may need to be held indefinitely. Unless and until the Shares have been registered under the Securities Act, each certificate evidencing any of the Shares shall bear a restrictive legend specified by the Company.

9.            Company’s Right to Repurchase Shares.

(a)       The Company shall have the right (the “Repurchase Right”) to repurchase all, but not less than all, of the Shares purchased by the Grantee pursuant to the Stock Option, upon written notice to the Grantee within 90 days after the termination of the Grantee’s employment with the Company and its Subsidiaries, voluntarily or involuntarily, for any reason whatsoever other than by the Company for Cause, including as a result of death or Disability. The Repurchase Right shall be exercised by the Company by giving the holder of the Shares written notice of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the holder an amount equal to the Fair Market Value of the Shares. Upon timely exercise of the Repurchase Right in the manner provided in this Section 9(a), the holder of the Shares shall deliver to the Company any stock certificate or certificates representing the Shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances. If Shares are not repurchased under the Repurchase Right, the Grantee and his successor in interest, if any, will continue to hold the Shares subject to all of the provisions of this Agreement and the Plan.

(b)       In the event that the Company or a Subsidiary terminates the Grantee’s employment for Cause, the Company’s rights with respect to any Shares purchased by the Grantee pursuant to the Stock Option shall be governed by Section 3(b) of this Agreement and Section 13 of the Plan.

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10.            No Right to Continued Employment. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment of the Grantee or adjust the Grantee’s compensation.

11.            Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan or arrangement maintained by the Company or a Subsidiary.

12.            Taxes and Withholding. The Grantee shall pay to the Company, or make arrangements satisfactory to the Company for payment of, any federal, state, local or other taxes that the Company or any Subsidiary is required to withhold in connection with the delivery of Shares under this Agreement. The obligation of the Company to deliver Shares under this Agreement shall be conditioned on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by Applicable Law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

13.            Mandatory Notice of Disqualifying Disposition. Without limiting any other provision hereof, the Grantee hereby agrees that if he or she disposes (whether by sale, exchange, gift, or otherwise) of Shares received from the exercise of any of the Stock Option within two years of the Date of Grant or within one year of the exercise of the Stock Option by the Grantee, the Grantee shall notify the Company of such disposition in writing within 30 days from the date of such disposition. Such written notice shall state the principal terms of such disposition and the type and amount of the consideration received for the Shares by the Grantee in connection therewith.

14.            Compliance with Applicable Law. The Company shall make reasonable efforts to comply with Applicable Law (including applicable federal and state securities laws) with respect to the Stock Option; provided that, notwithstanding any other provision of this Agreement, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any Shares pursuant to this Agreement if the delivery thereof would result in a violation of Applicable Law.

15.            Adjustments. The Exercise Price and the number and kind of shares of stock covered by this Agreement shall be subject to adjustment as provided in Section 9 of the Plan.

16.            Amendments. Subject to the terms of the Plan, the Board may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement in a material way without the Grantee’s consent, except as otherwise may be provided in the Plan.

17.            Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

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18.            Relation to Plan. This Agreement is subject to the terms and conditions of the Plan, including the forfeiture provisions of Section 13 of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board shall have the right to determine any questions which arise in connection with the grant of the Stock Option.

19.            Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

20.            Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer interpretation or enforcement of the Agreement to the substantive law of another jurisdiction.

21.            Use of Grantee’s Information. Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.

(signature page follows)

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement, as of the Date of Grant.

SG BLOCKS, INC.

By:
Name:
Title

The undersigned Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee represents that he is familiar with the terms and provisions of the Plan, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and hereby accepts the Stock Option on the terms and conditions set forth herein and in the Plan.

GRANTEE

[Name]

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